As filed with the U.S. Securities and Exchange Commission on August 11, 2016

Registration No. 333-212770

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SolarWindow Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	3674	59-3509694
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code number)	Identification No.)

SolarWindow Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, Maryland 21044 (800) 213-0689	John A. Conklin SolarWindow Technologies Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, Maryland 21044 (800) 213-0689
(Address and telephone number of principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:

Joseph Sierchio, Esq.

Elishama Rudolph, Esq.

Sierchio & Partners, LLP

430 Park Avenue

Suite 702

New York, New York 10022

Telephone: (212) 246-3030

Facsimile:  (212) 246-3039

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the 1933 Act, please check the following box and list the 1933 Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the 1933 Act, check the following box and list the 1933 Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the 1933 Act, check the following box and list the 1933 Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

The sole purpose of this Pre-Effective Amendment No. 1 is to file Part II of the Registration Statement to include Item 15. "Recent Sales of Unregistered Securities." Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, and Part II of the Registration Statement. The Prospectus is unchanged and has therefore been omitted.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are:

SEC filing fee	$1,500
Accounting fees and expenses	$5,000
Legal fees and expenses	$15,000
Miscellaneous	$1,500
Total	$23,000

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 78.7502(1) of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were in or not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the NRS limits indemnification under Section 78.7502 to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

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Section 78.751(2) authorizes a corporation's articles of incorporation, bylaws or agreement to provide that directors' and officers' expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification.

Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

Our Bylaws also contain broad indemnification provisions. We have entered into indemnification agreements with each of our directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities Exchange Commission, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

There is no pending litigation or proceeding involving any of our directors, officers, employees, or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee, or other agent.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On June 20, 2016, SolarWindow Technologies, Inc. (the "Company") entered into subscription agreements with two investors, including Kalen Capital Corporation ("KCC"), a private corporation owning in excess of 10% of the Company's issued and outstanding common stock, for the purchase and sale of 937,500 units of the Company's equity securities (the "Units") at a price of $3.20 per Unit, pursuant to a private placement offering conducted by the Company for aggregate proceeds of $3,000,000. Each Unit consisted of: (i) one (1) share of common stock; (ii) one (1) Series Q Stock Purchase Warrant to purchase one (1) share of common stock at a price of $3.20 per share through June 20, 2019 (the "Series Q Warrants"); and (iii) one Series R Stock Purchase Warrant (the "Series R Warrants") Warrant to purchase one (1) share of common stock at a price of $4.00 per share through June 20, 2021; the Series Q Warrants and Series R Warrants may be exercised on a cashless basis using the formula contained therein.

The securities were sold pursuant to exemptions from the registration requirements afforded by, among others, Regulation S as the investors were not U.S. Persons, as such term is defined in Rule 902 of Regulation S.

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Beginning on February 18, 2016 and closing on March 31, 2016, the Company completed an offering pursuant to a Private Placement Memorandum dated February 16, for the sale to accredited investors of units of the Company's equity securities (each a "PPM Unit" and collectively, the "PPM Units") at a price of $3,100 per PPM Unit with each PPM Unit comprised of (a) one thousand shares of common stock; (b) one warrant to purchase one thousand shares of common stock at a price, subject to certain adjustments, of $3.10 per warrant share through October 31, 2017 (the "Series O Warrant"); and (c) one warrant to purchase five hundred shares common stock at a price, subject to certain adjustments, of $3.70 per warrant share through April 30, 2018 (the "Series P Warrant"). The Company issued a total of 618,000 shares of common stock, Series O Warrants to purchase up to an additional 618,000 shares of common stock and Series P Warrants to purchase up to an additional 309,000 shares of common stock in in exchange for cash of $1,367,100 and the conversion of $548,700 of the principal owed under the December 2015 Loan Agreement (as defined below).

The offering was conducted pursuant to exemptions from the registration requirements afforded by, among others, Rule 506(c) of Regulation D and Regulation S, as promulgated under the Securities Act of 1933, as amended. Accordingly, the securities were sold only to investors who reasonably verified to the Company that they are "accredited investors," as such term is defined in Rule 501(a) of Regulation D or who are not U.S. Persons, as such term is defined in Rule 902 of Regulation S.

On December 31, 2015, the Company entered into a Second Amended Bridge Loan Agreement with KCC to which the Company and KCC amended the Amended Loan Agreement by amending the Note (each as defined below) to extend the maturity date to December 31, 2017. As consideration for KCC agreeing to extend the 2013 Note maturity date to December 31, 2017, the Company issued KCC a Series N Warrant to purchase up to 767,000 shares of common stock at an exercise price of $3.38 through December 31, 2020; the Series N Warrant may be exercised on a cashless basis using the formula contained therein. Additionally, the Company extended the maturity date of all of KCC's then outstanding warrants to December 31, 2020.

The securities were sold pursuant to exemptions from the registration requirements afforded by, among others, Regulation S as the investors were not U.S. Persons, as such term is defined in Rule 902 of Regulation S.

On December 7, 2015, the Company entered into a Bridge Loan Agreement (the "December 2015 Loan Agreement") with KCC. Pursuant to the December 2015 Loan Agreement, the Company received advances of $400,000 on October 7, 2015 and $150,000 on December 22, 2015. The December 2015 Loan was evidenced by a promissory note with an annual interest rate of 10% (default rate of 18%), compounded quarterly, and an initial maturity date of the earlier of: (a) the closing of any equity financing by the Company in excess of $3,000,000, or (b) September 1, 2016. The December 2015 Loan was initially convertible at any time into shares of common stock at a conversion price equal to 85% of the thirty day volume weighted average price of the Company's common stock. In connection with the December 2015 Loan Agreement, the Company issued a Series M Stock Purchase Warrant (the "Series M Warrant") to purchase up to 275,000 shares of the Company's common stock through December 7, 2020, at an exercise price of $2.34; the Series M Warrant may be exercised on a cashless basis using the formula contained therein.

The securities were sold pursuant to exemptions from the registration requirements afforded by, among others, Regulation S as the investors were not U.S. Persons, as such term is defined in Rule 902 of Regulation S.

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On March 4, 2015, the Company entered into a Bridge Loan Agreement (the "Bridge Loan Agreement") with 1420468 Alberta Ltd. (the "Creditor") pursuant to which the Company borrowed $600,000 at an annual interest rate of 7% (the "March 2015 Loan"), compounded quarterly, with a default rate of 15%. The March 2015 Loan was evidenced by a promissory note with an initial maturity date of the earlier of: (a) the closing of any equity financing by the Company in excess of $600,000, or (b) September 4, 2015. In connection with the Bridge Loan Agreement, the Company issued the Creditor a Series L Stock Purchase Warrant to purchase up to 500,000 shares of the Company's common stock, which was initially exercisable from September 5, 2015 through March 4, 2020, with an exercise price of $1.20. On December 7, 2015, Creditor agreed to extend the maturity date of the March 2015 Loan from September 4, 2015 to December 31, 2016. As consideration the Company extended the maturity date of the Creditor's then outstanding warrants to December 7, 2020 and issued Creditor a Series M Stock Purchase Warrant to purchase up to 100,000 shares of the Company's common stock through December 7, 2020, at an exercise price of $2.34; the Series M Warrant may be exercised on a cashless basis using the formula contained therein.

The securities were sold pursuant to exemptions from the registration requirements afforded by, among others, Regulation S as the investors were not U.S. Persons, as such term is defined in Rule 902 of Regulation S.

On November 10, 2014, the Company entered into an Amended Bridge Loan Agreement (the "Amended Loan Agreement") with KCC pursuant to which the Company and KCC amended the 2013 Loan Agreement by amending the 2013 Note to extend the maturity date to December 31, 2015 (the "Amended Note"). According to the terms of the 2015 Loan Agreement, the Investor may elect, in its sole discretion, to convert all or any portion of the outstanding principal amount of the Amended Note, and any or all accrued and unpaid interest thereon into units of the Company's equity securities (collectively, the "Conversion Units"), with each Conversion Unit consisting of (a) one share of common stock; and (b) one Stock Purchase Warrant for the purchase of one share of common stock (the "Warrant"). The conversion price for each Conversion Unit is the lesser of (i) $1.37; or (ii) 70% of the 20 day average closing price of the Company's common stock prior to conversion, subject to a floor of $1.00 with the exercise price of each Warrant included in the Conversion Units issued upon conversion being equal to sixty percent (60%) of the 20 day average closing price of the Company's common stock prior to conversion. The Warrant will be exercisable for a period of five years from the date of issuance and will be exercisable on a cashless basis.

In order to induce KCC to enter into the 2015 Loan Agreement and extend the maturity date of the 2013 Note, the Company issued a Series J Warrant to purchase 3,110,378 shares of its common stock at an exercise price of $1.12 and a Series K Warrant to purchase 3,110,378 shares of its common stock at an exercise price of $1.20. Each of the Series J Warrant and Series K Warrant is exercisable through November 9, 2019 and contains a provision allowing the holder to exercise the warrant on a cashless basis as further set forth therein.

The securities were sold pursuant to exemptions from the registration requirements afforded by, among others, Regulation S as the investors were not U.S. Persons, as such term is defined in Rule 902 of Regulation S.

On October 7, 2013, we received proceeds of $3,000,000 in connection with issuing a 7% unsecured convertible note (the "Note") to KCC. As part of the loan the Company issued a Series I Stock Purchase Warrant (the "Series I Warrant") allowing the holder to purchase up to 921,875 shares of the Company's common stock at an initial exercise price of $1.37 for a period on five (5) years. The Series I Warrant is exercisable on a "cashless basis." The Note is due on October 6, 2014, and interest is to be compounded quarterly. The conversion price of the Note is the lesser of (1) $1.37, or (2) 70% of the 20 day average closing price of the common stock. The Note is convertible into units, with each unit consisting of (a) one share of common stock; (b) one Series J Stock Purchase Warrant for the purchase of one share of common stock; and (c) one Series K Stock Purchase Warrant for the purchase of one share of common stock.

The securities were sold pursuant to exemptions from the registration requirements afforded by, among others, Regulation S as the investors were not U.S. Persons, as such term is defined in Rule 902 of Regulation S.

The Company has used and intends to use the net proceeds from the above sale of securities to continue the development and ultimate commercialization of its novel SolarWindowTM technology and for working capital and general corporate purposes.

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ITEM 16. EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation, as amended (1)

3.2	Certificate of Amendment to the Articles of Incorporation changing name to New Energy Technologies, Inc (1)

3.3	Certificate of Amendment to the Articles of Incorporation increasing the authorized shares from 100,000,000 to 300,000,000 (2)

3.4	Certificate of Change to the Articles of Incorporation relating to the one-for-three reverse stock split (2)

3.5	Bylaws (1)

3.6	Certificate of Amendment to the Articles of Incorporation changing name to SolarWindow Technologies, Inc. (22)

4.1	Securities Purchase Agreement dated February 8, 2008 (1)

4.2	Form of Series G Stock Purchase Warrant (11)

4.3	Subscription Agreement (12)

4.4	Form of Series H Stock Purchase Warrant (13)

4.5	$3,000,000 Convertible Promissory Note dated October 7, 2013 (17)

4.6	Series I Stock Purchase Warrant (17)

4.7	Registration Rights Agreement dated October 7, 2013, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation (17)

4.8	Amendment to Convertible Promissory Note by and between the Company and Kalen Capital Corporation dated November 10, 2014 (21)

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4.9	Form of Stock Purchase Warrant (21)

4.10	Series L Stock Purchase Warrant (22)

4.11	Bridge Loan Agreement and Promissory Note by and between the Company and Kalen Capital Corporation dated December 7, 2015 (23)

4.12	Form of Series M Stock Purchase Warrant (23)

4.13	Series N Stock Purchase Warrant (25)

4.14	Form of Subscription Agreement (26)

4.15	Form of Series O Stock Purchase Warrant (26)

4.16	Form of Series P Stock Purchase Warrant (26)

4.17	Subscription Agreement between SolarWindow Technologies, Inc. and Kalen Capital Corporation dated March 31, 2016 (27)

4.18	Form of Series Q Stock Purchase Warrant (28)

4.19	Form of Series R Stock Purchase Warrant (28)

4.20	Form of Registration Rights Agreement (28)

4.21	Form of Subscription Agreement dated June 20, 2016 (28)

5.1	Opinion of Sierchio & Partners, LLP regarding the legality of the securities being registered (29)

10.1§	Employment Termination Agreement with Mr. Cucinelli (1)

10.2§	Employment Agreement dated June 24, 2009, between New Energy Technologies, Inc. and Meetesh Patel (1)

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10.3§	Amendment to the Employment Agreement dated June 24, 2010, dated April 6, 2010, between New Energy Technologies, Inc. and Meetesh Patel (1)

10.4§	Stock Option Agreement Dated April 6, 2010, between New Energy Technologies, Inc. and Meetesh Patel (1)

10.5§	Employment Agreement dated February 1, 2010, between New Energy Technologies, Inc. and James B. Wilkinson (1)

10.6§	Resignation and Mutual Determination to Terminate Employment between New Energy Technologies, Inc. and James B. Wilkinson, dated February 15, 2010 (1)

10.7§	Amended Form of Stock Option Agreement dated as of December 15, 2009, between Meetesh Patel and New Energy Technologies, Inc., correcting the grant date (1)

10.8§	Amended Form of Stock Option Agreement dated as of December 15, 2009, between New Energy Technologies, Inc. and its non-employee directors, correcting the grant date (1)

10.9§	Employment Agreement dated August 9, 2010, between New Energy Technologies, Inc. and John A. Conklin (3)

10.10§	Stock Option Agreement dated August 9, 2010, between New Energy Technologies, Inc. and John A. Conklin (3)

10.11§	Employment Agreement dated December 17, 2010, between New Energy Technologies, Inc. and Andrew Farago (4)

10.12§	Stock Option Agreement dated December 17, 2010, between New Energy Technologies, Inc. and Andrew Farago (4)

10.13§	Stock Option Agreement dated January 17, 2011, between New Energy Technologies, Inc. and Jatinder Bhogal (5)

10.14§	Stock Option Agreement dated January 17, 2011, between New Energy Technologies, Inc. and Alistair Livesey (5)

10.15§	Stock Option Agreement dated January 17, 2011, between New Energy Technologies, Inc. and Joseph Sierchio (5)

10.16§	Stock Option Agreement dated January 19, 2011, between New Energy Technologies, Inc. and Javier Jimenez (5)

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10.17§	Consultancy Agreement dated February 1, 2011, between New Energy Technologies, Inc. and Elliot Maza (6)

10.18§	Employment Agreement dated February 2, 2011, between New Energy Technologies, Inc. and Scott Taper (7)

10.19†	Redacted USF Sponsored Research Agreement (1) (8)

10.20†	Redacted USF Option Agreement (1) (8)

10.21†	Redacted Veryst Agreement (1) (8)

10.22†	Redacted Sigma Design Agreement (1) (8)

10.23†

Redacted Standard Exclusive License Agreement with Sublicensing Terms entered into on June 21, 2010, by and between the University of South Florida Research Foundation, Inc. and New Energy Solar Corporation (6) (8)

10.24†	Redacted Addendum 1 dated November 30, 2010, to the License Agreement by and between the University of South Florida Research Foundation, Inc. and New Energy Solar Corporation (8) (9)

10.25	Bridge Loan Agreement dated April 17, 2012 (11)

10.26	Loan Conversion Agreement dated February 1, 2013, between New Energy Technologies, Inc. and 1420524 Alberta Ltd. (14)

10.27§	Form of Stock Option Agreement dated January 23, 2013, between New Energy Technologies, Inc. and each of John A. Conklin, Alastair Livesey, Jatinder Bhogal and Joseph Sierchio (15)

10.28†	Redacted Letter of Commitment between New Energy Solar Corporation and University of South Florida (16)

10.29	Bridge Loan Agreement dated October 7, 2013, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation (17)

10.30	Lock-Up Agreement dated October 7, 2013, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation (17)

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10.31§	Form of Stock Option Agreement dated January 9, 2014, between New Energy Technologies, Inc. and each of John A. Conklin, Alastair Livesey and Joseph Sierchio (18)

10.32	Form of Lock-Up Agreement dated January 9, 2014, between New Energy Technologies, Inc. and each of John A. Conklin, Alastair Livesey and Joseph Sierchio (18)

10.33§	Employment Agreement dated January 1, 2014, between New Energy Technologies, Inc. and John A. Conklin (19)

10.34§	Stock Option Agreement dated January 27, 2014, between New Energy Technologies, Inc. and John A. Conklin (19)

10.35	Amended Bridge Loan Agreement dated November 10, 2014, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation (21)

10.36	Bridge Loan Agreement by and between the Company and 1420468 Alberta Ltd. dated March 4, 2015 (22)

10.37	Amendment to Bridge Loan Agreement dated December 7, 2015 (23)

10.38†	Redacted Modification to the Cooperative Research and Development Agreement entered into between the National Renewable Energy Laboratory and SolarWindow Technologies, Inc. (24)

10.39	Second Amended Bridge Loan Agreement dated as of December 31, 2015 (25)

10.40	Form of Lock-Up Agreement dated January 5, 2016, between SolarWindow Technologies, Inc. and each of John A. Conklin, Alastair Livesey and Joseph Sierchio (25)

23.1	Consent of Sierchio & Partners, LLP (included in Exhibit 5.1 hereto) (29)

23.2	Consent of Peterson Sullivan LLP (29)

24.1	Power of Attorney (29)

99.1§	2006 Incentive Stock Option Plan (10)
_______

*Filed herewith.

§ Indicates a management contract or compensatory plan or arrangement.

† Portions of this have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

(1) Incorporated by reference to the exhibits filed as part of the report on Form 10-Q filed on April 16, 2010.

(2) Incorporated by reference to the Form 8-K filed on March 21, 2011.

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(3) Incorporated by reference to the Form 10-K filed on December 13, 2010.

(4) Incorporated by reference to the Form 8-K filed on December 23, 2010.

(5) Incorporated by reference to the Form 8-K/A filed on January 21, 2011.

(6) Incorporated by reference to the Form 8-K filed on February 4, 2011.

(7) Incorporated by reference to the Form 8-K filed on February 8, 2011.

(8) Confidential treatment has been granted with respect to certain portions of this exhibit.

(9) Incorporated by reference to the Form 8-K dated filed on February 4, 2011.

(10) Incorporated by reference to the Form S-8 filed on March 15, 2011.

(11) Incorporated by reference to the Form 8-K filed on April 23, 2012.

(12) Incorporated by reference to the Form S-1/A filed on August 16, 2012.

(13) Incorporated by reference to the Form S-1/A filed on December 7, 2012.

(14) Incorporated by reference to the Form 8-K filed on February 7, 2013.

(15) Incorporated by reference to the Form 8-K filed on January 28, 2013.

(16) Incorporated by reference to the Form 8-K filed on March 18, 2013.

(17) Incorporated by reference to the Form 8-K filed on October 10, 2013.

(18) Incorporated by reference to the Form 8-K filed on January 15, 2014.

(19) Incorporated by reference to the Form 8-K filed on January 31, 2014.

(20) Incorporated by reference to the Form S-1/A filed on December 3, 2014.

(21) Incorporated by reference to the Form 8-K filed on November 17, 2014.

(22) Incorporated by reference to Form 8-K filed on March 10, 2015.

(23) Incorporated by reference to Form 8-K filed on December 11, 2015.

(24) Incorporated by reference to the Form 8-K filed on January 4, 2016.

(25) Incorporated by reference to the Form 8-K filed on January 7, 2016.

(26) Incorporated by reference to the Form 8-K filed on February 24, 2016.

(27) Incorporated by reference to the Form 8-K filed on April 5, 2016.

(28) Incorporated by reference to the Form 8-K filed on June 23, 2016.

(29) Incorporated by reference to the Form S-1 filed on July 29, 2016

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Columbia, State of Maryland, on August 11, 2016.

SolarWindow Technologies, Inc.

By:	/s/ John A. Conklin
Name:	John A. Conklin
Title:	President and Chief Executive Officer, Chief Financial Officer, Director
(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Dated: August 11, 2016	By:	/s/ John A. Conklin
	Name:	John A. Conklin
	Title:	President and Chief Executive Officer, Chief Financial Officer, Director
(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

Dated: August 11, 2016	By:	/s/ *
	Name:	Alastair Livesey
	Title:	Director

Dated: August 11, 2016	By:	/s/ *
	Name:	Joseph Sierchio
	Title:	Director

	*By:	/s/ John A. Conklin
	Name:	John A. Conklin
	Title:	Attorney-in-fact

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